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                                                                 EXHIBIT 10.14.3


                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT (this "AGREEMENT") by and among Newfield Exploration Company ("NEWFIELD"), Newfield Mid-Continent, Inc., a wholly owned subsidiary of Newfield (the "COMPANY"), and Raymond A. Foutch ("MR. FOUTCH") is effective as of March 1, 2002.

         1. TERMINATION OF EMPLOYMENT. The parties hereto hereby acknowledge and agree that (a) they are also parties to an Employment Agreement effective as of April 1, 1997, which was modified by a letter dated December 28, 2002 (the "EMPLOYMENT AGREEMENT"), (b) Mr. Foutch properly exercised his right to terminate his employment under the Employment Agreement pursuant to Section 2.3(ii) thereof effective as of March 1, 2002 and (c) the effect of Mr. Foutch's termination shall be governed by Section 2.4 of the Employment Agreement.

         2. SEVERANCE PAYMENTS. In consideration of Mr. Foutch's past service and the release of claims set forth in paragraph 4 below, Newfield agrees to pay Mr. Foutch $234,500. The aggregate payment shall be paid in twelve equal installments on the last day of each calendar month, beginning on March 31, 2002. Notwithstanding the foregoing, Newfield's obligation to make any payments after June 1, 2002 shall be conditioned upon Mr. Foutch's compliance with each of his obligations under Articles 4, 5 and 6 of the Employment Agreement.

         3. INDEMNIFICATION. Nothing herein shall limit Mr. Foutch's rights, if any, to indemnification, entitlement to defense or other benefits available to the Company's and Newfield's officers and directors under the Company's and Newfield's charter, bylaws and insurance policies

         4. ADEA RIGHTS. Mr. Foutch hereby specifically releases any claims he may have for age discrimination, including any claims under the Age Discrimination in Employment Act. Mr. Foutch hereby acknowledges and agrees that: (a) he has been advised in writing to consult with an attorney regarding the terms of this Agreement prior to its execution; (b) he has been given at least 21 days within which to consider this Agreement; (c) if he executes this Agreement, he has seven days following such execution to revoke this Agreement;
(d) this Agreement shall not become effective or enforceable until the revocation period has expired; (e) he does not, by the terms of this Agreement, waive claims or rights that may arise after the date he executes this Agreement;
(f) he is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled; and (g) that this Agreement is written in such a manner that he understands his rights and obligations.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by a duly authorized officer effective as of March 1, 2002.

                            NEWFIELD EXPLORATION COMPANY


                            By:      /s/ Terry W. Rathert
                               -------------------------------------------------
                                     Terry W. Rathert
                                     Vice President and Chief Financial Officer

                            NEWFIELD EXPLORATION MID-CONTINENT, INC.


                            By:      /s/ Terry W. Rathert
                               -------------------------------------------------
                                     Terry W. Rathert
                                     Vice President - Administration


                                     /s/ Randy A. Foutch
                               -------------------------------------------------
                                     Randy A. Foutch